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                                                                     Exhibit 1.1

                                                                  EXECUTION COPY





                               CSC HOLDINGS, INC.
                            (a Delaware corporation)



                          7 5/8 % Senior Notes due 2011



                               PURCHASE AGREEMENT





                              Dated: March 15, 2001
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                               CSC HOLDINGS, INC.
                            (a Delaware corporation)

                  $1,000,000,000 7 5/8 % Senior Notes due 2011


                               PURCHASE AGREEMENT

                                                                  March 15, 2001

To the Initial Purchasers Named in Schedule I

Ladies and Gentlemen:

                  CSC Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Initial Purchasers") $1,000,000,000 aggregate principal amount of its 7 5/8% Senior Notes due 2011 (the "Securities"). The Securities are to be sold to each Initial Purchaser, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule I opposite the name of the Initial Purchaser. The Securities are to be issued pursuant to an indenture to be dated as of March 22, 2001 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The Securities and the Indenture are more fully described in the Offering Memorandum referred to below. Capitalized terms used herein without definition have the respective meanings specified in the Offering Memorandum.

                  The Securities will be offered and sold to you without each being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance on an exemption therefrom. The Company has prepared an offering memorandum, dated March 15, 2001 (such offering memorandum, together with the documents incorporated by reference therein in the form first furnished to the Initial Purchasers for use in connection with the offering of the Securities, being hereinafter referred to as the "Offering Memorandum"), setting forth information regarding the Company and the Securities. The Company hereby confirms that it has authorized the use of the Offering Memorandum in connection with the offering and resale of the Securities.

                  The Company understands that you propose to make an offering of the Securities on the terms set forth in the Offering Memorandum, as soon as you deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom you reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the 1933 Act, as such rule may be amended from time to time ("Rule 144A"), in a transaction under Rule 144A and/or (ii) to non-U.S. persons outside the United States to whom offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act, provided that such offers and sales are made in the manner contemplated by Section 2(d) hereof.

                  The holders of the Securities will be entitled to the benefits of a registration rights agreement to be dated as of March 22, 2001 (the "Registration Rights Agreement") between you and the Company, substantially in the form attached hereto as Exhibit A.

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                  Section 1. Representations and Warranties. (a) The Company
represents and warrants to you and agrees that:


                  (i) As of the date of the Offering Memorandum, and at all times subsequent thereto up to the Closing Time referred to below, neither the Offering Memorandum nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing by you to the Company expressly for use in the Offering Memorandum or any amendment or supplement thereto.

                  (ii) The documents incorporated by reference in the Offering Memorandum, at the time they were filed with the Securities and Exchange Commission (the "Commission"), complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

                  (iii) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A) as securities of the Company which are listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated inter-dealer quotation system.

                  (iv) The Company is subject to Section 13 or 15(d) of the 1934 Act.

                  (v) Neither the Company nor any affiliate (as defined in Rule 501(b) under the 1933 Act) of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy, or otherwise negotiated in respect of, any security (as defined in the 1933 Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the 1933 Act.

                  (vi) None of the Company, any of its affiliates or any person acting on its or their behalf (other than you, as to whom the Company makes no representation) has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its affiliates or any person acting on its or their behalf (other than you, as to whom the Company makes no representation) has engaged in any directed selling efforts within the meaning of Regulation S and (B) each of the Company, its affiliates and each person acting on its or their behalf (other that you, as whom the Company makes no representation) has complied with the offering restrictions requirement of Regulation S.

                  (vii) KPMG LLP, who are reporting upon the audited financial statements and schedules included or incorporated by reference in the Offering Memorandum, are independent accountants within the meaning of Rule 101 of the American Institute of Certified Public Accountants.

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                  (viii) The consolidated historical financial statements
         included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Offering Memorandum.

                  (ix) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (x) The subsidiaries of the Company set forth on Schedule III are, as of the date hereof, all of the "Restricted Subsidiaries", as such term is defined in the Indenture and the Bank Credit Agreement (as such term is defined in the Indenture). The subsidiaries of the Company set forth on Schedule IV are "Unrestricted Subsidiaries", as such term is defined in the Indenture (the Restricted Subsidiaries and the Unrestricted Subsidiaries are hereinafter referred to collectively as the "Subsidiaries"). The Subsidiaries on Schedules III and IV with an asterisk by their names are the only subsidiaries of the Company which had at December 31, 2000 assets in excess of 10% of the consolidated assets of the Company and its subsidiaries as at that date or had, in the aggregate, for the fiscal year then ended revenues or operating cash flow in excess of 10% of consolidated revenues or consolidated operating cash flow of the Company and its subsidiaries for such period (such Subsidiaries are referred to herein as the "Material Subsidiaries"). In making this determination, any subsidiary acquired after December 31, 2000 shall be deemed to have been acquired as of such date.

                  (xi) Each Material Subsidiary that is a corporation is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business; and each such Material Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, or the Company is subject to no material liability or disability by reason of any failure of such Material Subsidiary to be so qualified or in good standing. All of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and, except as disclosed on Schedule III or IV to this Agreement or as

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         disclosed or contemplated by the Offering Memorandum, are owned by the
         Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                  (xii) Each of the Material Subsidiaries in which the Company or a subsidiary of the Company is a limited or general partner (hereinafter called the "Partnerships") has been duly formed and is validly existing as a limited or general partnership, as the case may be, under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate properties and conduct its business; all necessary filings with respect to the formation of the Partnerships as limited or general partnerships (as the case may be) have been made under such laws; and each of the Partnerships is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, or the Company is subject to no material liability or disability by reason of any failure of such Partnerships to be so qualified and in good standing.

                  (xiii) The Company had at December 31, 2000 a duly authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization"; the Securities conform in all material respects to the description thereof contained in the Offering Memorandum and such description conforms in all material respects to the rights set forth in the instruments defining the same.

                  (xiv) The Securities have been duly authorized by the Company. When executed, authenticated, issued and delivered in the manner provided for in the applicable Indenture and sold and paid for as provided herein, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xv) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

                  (xvi) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xvii) Each of the Indenture and the Registration Rights Agreement has been duly authorized by the Company, will be substantially in the form heretofore delivered to you or attached hereto as Exhibit A, respectively, and, when duly executed and delivered by the Company and the other parties thereto will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and

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         general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and, in the case of the Registration Rights Agreement, except as any rights to indemnity thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws; and the form of the Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

                  (xviii) Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein or contemplated thereby, there has not been (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change which the Company has reasonable cause to believe will involve any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C), except for the cash and stock dividends on the Series H Preferred Stock and the Series M Preferred Stock, any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                  (xix) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement (collectively, the "Operative Documents"), the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated by the Operative Documents and the compliance by the Company with the terms of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the

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         Company or any Subsidiary or any of its properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or (C) any material agreement or other material instrument (including any franchise agreement, license, permit or other governmental authorization granted by the Federal Communications Commission (hereinafter called the "FCC"), The New York State Public Service Commission on Cable Television or any other governing body having jurisdiction over cable television operations) binding upon the Company or any of its Subsidiaries (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise).

                  (xx) The statements in the Offering Memorandum under "Risk Factors" and "Description of Securities" and the statements in the Company's annual report on Form 10-K for the year ended December 31, 1999 (the "1999 Form 10-K"), which is incorporated by reference in the Offering Memorandum, under "Business -- Competition -- Cable Television" and "Business -- Regulation -- Cable Television", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, with respect to such legal matters, documents and proceedings, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (xxi) Except as disclosed in the Offering Memorandum, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign, is required
         (i) for the valid authorization, issuance, sale and delivery of the Securities in the United States, or (ii) for the execution, delivery or performance by the Company of this Agreement, the Indenture or the Registration Rights Agreement except for registrations in connection with the registration of the Securities pursuant to the Registration Rights Agreement under the 1933 Act and registrations under state securities or blue sky laws and except for any such consent, approval, authorization, order or registration the failure of which to obtain or make or the absence of which would result in no material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (xxii) Except as disclosed in the Offering Memorandum, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary that the Company has reasonable cause to believe will result in any material adverse change in the consolidated financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or that will materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that the Company has reasonable cause to believe will materially adversely affect the consummation of the transactions contemplated in this Agreement.

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                  (xxiii) The Company and the Subsidiaries each has good and marketable title to all material properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Offering Memorandum or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; and any material real property and buildings under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere, to an extent material to the Company and its subsidiaries, considered as one enterprise, with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

                  (xxiv) Except as disclosed in the Offering Memorandum, the Company and the Subsidiaries each owns, possesses or has obtained all material agreements, governmental licenses, permits, certificates, consents, orders, approvals and other material authorizations (including, without limitation, all material governmental authorizations and agreements with public utilities and microwave transmission companies and pole access and rental agreements) necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted; and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                  (xxv) To the best knowledge of the Company and except as disclosed in the Offering Memorandum, no labor problem exists with its employees or with employees of the Subsidiaries that could reasonably be expected to materially and adversely affect the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

                  (b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

                  Section 2. Purchase, Sale and Resale of the Securities; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to you, and you agree, severally and not jointly, to purchase from the Company, at the purchase price to be paid by the Initial Purchasers set forth in Schedule II, the principal amount of Securities set forth opposite your name on Schedule I, plus accrued interest, if any, from March 22, 2001, plus any additional principal amount of Securities which you may become obligated to purchase pursuant to Section 10 hereof.

                  (b) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place in The City of New York, at 10:00 A.M. on March 22, 2001, or at such other time not more than ten full Business Days thereafter as shall be agreed upon by the


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Company and you, or as shall otherwise be provided in Section 10 (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made by wire transfer of same day federal funds to the Company to an account designated by the Company to the Initial Purchasers, against delivery of the Securities to you for the respective accounts of the several Initial Purchasers. Except as otherwise provided in Schedule II hereto, the Securities shall be in such denominations ($1,000 or an integral multiple thereof) and registered in such names as you may request in writing at least two full business days before the Closing Time.

                  (c) You have advised the Company that you propose to offer the Securities for sale at the price set forth on Schedule II, upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of you hereby, severally, represents and warrants to, and agrees with, the Company that you (i) are a qualified institutional buyer within the meaning of Rule 144A (a "Qualified Institutional Buyer"), (ii) have not and will not solicit offers for, or offer or sell, such Securities by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act, including but not limited to the methods described in Rule 502(c) of the 1933 Act, (iii) have not and will not engage in any directed selling efforts (as defined in Rule 902 of the 1933
Act) in the United States in connection with the Securities being offered and sold pursuant to Regulation S under the 1933 Act and (iv) have solicited and will solicit offers for such Securities only from, and have offered and will offer, sell or deliver such Securities, as part of their initial offering, only to (A) persons in the United States whom you reasonably believe to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to you that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in a transaction under Rule 144A and (B) non-U.S. persons outside the United States to whom offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act.

                  (d) In connection with the transactions described in Section 2(c)(iv)(B), each Initial Purchaser, severally, represents and warrants to, and agrees with, the Company that such Initial Purchaser will sell the Securities in such transactions only in accordance with Regulation S under the 1933 Act and has not offered or sold, and will not offer or sell, the Securities to, or for the account or benefit of, U.S. persons (i) as part of its distribution at any time or (ii) otherwise until 40 days after the Closing Time, and each Initial Purchaser will send to each distributor, dealer or other person receiving a selling concession, fee or remuneration to which it sells the Securities during the restricted period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. persons. Terms used in this paragraph have the meanings given to them by Regulation S under the 1933 Act.

                  (e) Each of you hereby severally represents that (i) it has not offered or sold, and will not offer or sell, any Securities in the United Kingdom by means of any document, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in transactions which have not resulted and will not result in an offer to the public within the meaning of the Public Offer of Securities Regulations 1995 (the "Regulations"), (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and

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the Regulations with respect to anything done by it in relation to the
Securities in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on to any persons in the United Kingdom any document received by it in connection with the issue of the Securities if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom such document may otherwise lawfully be issued or passed on.

                  (f) Each of you severally represents that it has not offered or sold and will not offer or sell any Securities in transactions described in
Section 2(c)(iv)(B) except in compliance with the applicable laws and regulations of the jurisdictions in which such sales occur.

                  Section 3. Certain Covenants of the Company. The Company covenants with you as follows:

                  (a) The Company has furnished or will furnish to you as many copies of the Offering Memorandum, as it may then be amended or supplemented, as you may reasonably request from time to time.

                  (b) The Company will not at any time make any amendment or supplement to the Offering Memorandum (other than amendments of the documents incorporated by reference to the Offering Memorandum or the filing of subsequent documents under the 1934 Act), of which you shall not have previously been advised and furnished a copy, or to which you or your counsel shall reasonably object. The Company shall not file any document under the 1934 Act before the completion of the offering of the Securities by you, if such document would be deemed to be incorporated by reference in the Offering Memorandum and if the filing of such document would cause the Offering Memorandum, as amended or supplemented by the filing of such document, to contain an untrue statement of a material fact or to omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) If at any time prior to completion of the distribution of the Securities by you to purchasers who are not your affiliates, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission and furnish you such number of copies as you may reasonably request. Except as otherwise required by the preceding sentence, the Company will not be obligated to update the Offering Memorandum. Such updating may be done by means of the filing of one or more documents under the 1934 Act which are deemed incorporated by reference in the Offering Memorandum.

                  (d) Notwithstanding any provision of paragraph (b) or (c) to the contrary, however, the Company's obligations under paragraphs (b) and (c) shall terminate on the earliest to occur of (i) the third anniversary of the Closing Time, (ii) the closing date of an Exchange Offer pursuant to the Registration Rights Agreement, (iii) the effective date of a Shelf

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Registration Statement pursuant to the Registration Rights Agreement and (iv)
the date upon which you and your affiliates cease to hold Securities acquired by you as part of their initial distribution.

                  (e) The Company will use its reasonable best efforts, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate, if any, and to maintain such qualifications in effect for a period of not less than one year from the date of the Offering Memorandum; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

                  (f) For a period of three years after the Closing Time, the Company will furnish to you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its securityholders generally.

                  (g) Neither the Company nor any affiliate (as defined in Rule 501(b) of the 1933 Act) will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its affiliates or any person acting on its or their behalf (other than you, as to whom the Company makes no representation) will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company, its affiliates and each person acting on its or their behalf (other than you, as to whom the Company makes no representation) will comply with the offering restrictions requirement of Regulation S.

                  (h) Neither the Company nor any affiliate (as defined in Rule 501(b) of the 1933 Act) of the Company will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the 1933 Act at a time when such Securities are not so registered.

                  (i) The Company will not be or become, at any time prior to the expiration of three years after the Closing Time, an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (j) During the period from the Closing Time to the earlier of
(i) two years after the Closing Time, or (ii) the date of effectiveness of a registration statement as contemplated in the Registration Rights Agreement, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the 1933 Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the 1933 Act.

                  (k) The Company will, so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, either (i) file reports and other information with the Commission under Section 13 or 15(d) of the 1934 Act, or (ii) in the event it is not subject to Section 13 or 15(d) of the 1934 Act, furnish to holders of Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the 1933 Act to permit compliance with Rule 144A in connection with resales of the Securities.

                  (l) The Company will use its reasonable best efforts in cooperation with you to permit the Securities sold in transactions described in
Section 2(c)(iv)(A) to be eligible for clearance and settlement through The Depository Trust Company.

                  (m) Each of the Securities will bear the following legend until, in the opinion of counsel to the Company, such legend is no longer advisable because the Securities are no longer subject to the restrictions on transfer described therein:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE DATE OF ORIGINAL ISSUE HEREOF ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; PROVIDED THAT THE COMPANY SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR TRANSFER PURSUANT TO CLAUSE (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, AND CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

                  (n) The Company will apply the net proceeds that it receives from the offer and sale of the Securities in the manner set forth in the Offering Memorandum under the caption "Use of Proceeds".

                  (o) The Company has been advised in writing by KPMG LLP, independent public accountants to the Company, that the consolidated financial statements and schedules audited by them and included in the Company's 1999 Form 10-K comply in form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder.

                  Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation and printing of the Offering Memorandum and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Initial Purchasers, (b) the preparation, printing and distribution of this Agreement, the Indenture and the Securities, (c) the delivery of the Securities to the Initial Purchasers, (d) the fees and disbursements of the Company's counsel and accountants, (e) any fees charged by rating agencies for rating the Securities and (f) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee and the Transfer Agent, in connection with the Indenture and the Securities.

                  If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i), the Company shall reimburse the Initial Purchasers for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

                  Section 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers to purchase and pay for the Securities that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

                  (a) At the Closing Time, you shall have received a signed opinion of Sullivan & Cromwell, counsel for the Company, dated as of the Closing Time, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

                  (ii) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (iii) The execution and delivery by the Company of the Indenture, this Agreement and the Registration Rights Agreement, the issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company to you pursuant to this Agreement do not, and the performance by the Company of its obligations under the Indenture and this Agreement will not, violate the Company's Certificate of Incorporation or By-Laws.

                  (iv) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance, sale and delivery of the Securities by the Company to you have been obtained or made.

                  (v) This Agreement has been duly authorized, executed and delivered by the Company.

                  (vi) Neither registration of the Securities under the 1933 Act nor qualification of the Indenture under the Trust Indenture Act of 1939 is required for (i) the offer and sale of the Securities by the Company to the Initial Purchasers or (ii) the reoffer and resale of the Securities by the Initial Purchasers, in each case (i) and (ii) in the manner contemplated by the Purchase Agreement and the Offering Memorandum relating to the Securities.

                  Such counsel shall also furnish you with a letter to the effect that as counsel to the Company, they reviewed the Offering Memorandum, participated in discussions with representatives of the Initial Purchasers and of the Company and its accountants; between the execution of this Agreement and the Closing Time, such counsel participated in further discussions with representatives of the Initial Purchasers and of the Company and its accountants in which the contents of certain portions of the Offering Memorandum and related matters were discussed and reviewed, reviewed certain documents filed by the Company with the Commission, certificates of certain officers of the Company, an opinion addressed to the Initial Purchasers from Robert S. Lemle, Esq., Vice Chairman, Secretary and General Counsel for the Company, and a letter from the Company's independent accountants; on the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law and the experience such counsel have gained through their practice, they confirm to you that, in such counsel's opinion, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that, as of the date of the Offering Memorandum or as of the date hereof, the Offering Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel shall state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the process of preparing an offering memorandum are such that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum except for those made under the captions "Description of Securities" and "Plan of Distribution" in the Offering Memorandum insofar as they relate to provisions of documents therein described;

also, such counsel need express no opinion or belief as to the financial statements, pro forma financial statements, if any, or other financial data contained in the Offering Memorandum, or as to the description of statutes, regulations, proceedings or matters referred to in Section 5(c) hereof.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion as to federal or state communications laws. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (b) At the Closing Time, you shall have received a signed opinion of Robert S. Lemle, Esq., Vice Chairman, Secretary and General Counsel for the Company, in form and substance satisfactory to counsel to the Initial Purchasers, to the effect that:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Offering Memorandum.

                  (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

                  (iii) Each Material Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. Each Material Subsidiary that is a partnership is duly organized under the laws of the jurisdiction of its organization.

                  (iv) All of the outstanding shares of capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; except as set forth on Schedules III and IV to this Agreement or as disclosed in or as contemplated by the Offering Memorandum, all of such shares are owned by the Company, directly or through one or more subsidiaries, free and clear of any material pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; no holder thereof is subject to personal liability under the certificate of incorporation or by-laws of the respective Material Subsidiary or the corporation law of the jurisdiction in which such Material Subsidiary is organized by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any stockholder of such Material Subsidiary under the certificate of incorporation or by-laws of such Material Subsidiary or the corporation law of the jurisdiction in which such Material Subsidiary is organized.

                  (v) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or may be a party, or of which any of their properties are or may be the subject, of a character which are required to be disclosed in the 1999 Form 10-K or any Form 10-Q of the Company, other than those disclosed therein.

                  (vi) The documents incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto made by the Company prior to the Closing Time (other than the financial statements and related schedules therein and any untrue statement or omission of a material fact contained therein which was corrected in the Offering Memorandum, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and he has no reason to believe that such documents, read together, as of the date of the Offering Memorandum or as of the Closing Time, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (vii) Such counsel does not know of any contracts or documents of a character required to be described or referred to in the documents incorporated by reference in the Offering Memorandum or to be filed as exhibits to the documents incorporated by reference in the Offering Memorandum that are not described, referred to or filed as required.

                  (viii) To the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Company's 1999 Form 10-K or filed as an exhibit to the 1999 Form 10-K or any subsequent Form 10-Q of the Company, which default would have a material adverse effect on the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

                  (ix) The execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement by the Company, the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated in this Agreement and compliance by the Company with the terms of this Agreement, the Indenture and the Registration Rights Agreement will not conflict with the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including any franchise agreement, license, permit or other governmental authorization granted by the FCC, The New York State Public Service Commission on Cable Television or any other Federal or New York State governing body having jurisdiction over cable television operations) known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, which conflict, breach, violation or default would have a material adverse effect on the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any Federal, New York or Delaware General Corporation Law statute or any order, rule or regulation known to such counsel of any Federal, New York or Delaware court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties, which violation in each case would have a material adverse effect on the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except with respect to such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.

                  In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the Federal laws of the United States (other than federal communications laws, as to which such counsel need express no opinion), the laws of the State of New York and the General Corporation Law of the State of Delaware. In giving such opinion, such counsel may rely, as to all matters governed by the laws of any other jurisdiction, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Initial Purchasers, in which case the opinion shall state that he believes you and he are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (c) At the Closing Time, you shall have received a signed opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as special communications counsel to the Company, in form and substance satisfactory to counsel to the Initial Purchasers, to the effect that:

                  (i) The approvals, if any, required to be obtained from the FCC to consummate the transactions contemplated by this Agreement have been obtained and are in full force and effect.

                  (ii) Such counsel does not know of any federal communications and copyright statutes that are principally directed to the regulation of cable properties applicable to the Company that are not described in the Offering Memorandum but would be material and relevant to the business of the Company, and the descriptions in the Offering Memorandum of such statutes therein described are accurate and fairly summarize the information shown.

                  (iii) The information in the Offering Memorandum under the captions "Risk Factors -- Regulatory risks are inherent and substantial in our businesses" and "Risk Factors -- We are exposed to a significant and credible risk of competition" and in the 1999 Form 10-K under the captions "Business -- Competition -- Cable Television" and "Business -- Regulation -- Cable Television", to the extent that such sections describe statutes, regulations and governmental proceedings or matters involving federal communications and copyright law and policy and the impact thereof on the business in which the Company and its subsidiaries are engaged, has been reviewed by them and fairly represents the communications and copyright law described therein applicable to the Company and its subsidiaries as disclosed in the Offering Memorandum and material and relevant to the business of the Company and its subsidiaries.

                  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the District of Columbia, the Federal law of the United States and the corporate law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Initial Purchasers, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (d) At the Closing Time, you shall have received the favorable opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Sections 5(a), 5(b) and 5(c) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Indenture, the Registration Rights Agreement, the Offering Memorandum, the documents incorporated by reference therein and such other related matters as you may require. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion as to federal or state communications laws. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

                  (e) At the Closing Time, (i) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change or any development involving a prospective material adverse change, in or affecting the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (iii) the Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President, a Vice Chairman or a Vice President, and the Treasurer or Controller, of the Company, dated as of the Closing Time, to such effect.

                  (f) You shall have received from KPMG LLP the letter specified in Sections 1 and 2 of Exhibit B at the date hereof and the letter specified in
Section 3 of Exhibit B at the Closing Time.

                  (g) On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

                  (h) At the Closing Time, the Securities shall have been designated as eligible for trading in the Private Offering, Resale and Trading through Automatic Linkages (PORTAL) market.

                  (i) At the Closing Time, counsel for the Initial Purchasers shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

                  Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in or included the Offering Memorandum (or any amendment or supplement thereto), and any documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

                  (b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through you expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  Section 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Initial Purchasers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Initial Purchasers, as incurred, in such proportions that the Initial Purchasers are responsible for that portion represented by the percentage that the discount hereunder with respect to the offering of the Securities bears to the offering price of the Securities, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Initial Purchaser, and each director or officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

                  Section 8. Agreements to Survive Delivery. The agreements and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, or any Initial Purchaser or controlling person within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Securities.

                  Section 9. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Offering Memorandum, any material adverse change or any development involving a prospective material adverse change in or affecting the financial position, stockholder's equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission, the National Association of Securities Dealers, Inc. or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

                  Section 10. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted Securities"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the Securities to be purchased pursuant to this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the full amount thereof in the proportions that their respective purchase obligation proportions bear to the purchase obligations of all non-defaulting Initial Purchasers, or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

                  No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                  In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section 10.

                  Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to Banc of America Securities LLC, 100 North Tryon Street, Charlotte, North Carolina 28255, attention of Lynn T. McConnell; Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, attention of Carolyn E. Saacke; Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, attention of Toby Norris, and notices to the Company shall be directed to it at CSC Holdings, Inc., 1111 Stewart Avenue, Bethpage, New York 11714, attention of Robert S. Lemle, Esq., Vice Chairman, General Counsel and Secretary, with a copy to Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, attention of John P. Mead, Esq.

                  Section 12. Parties. This Agreement is made solely for the benefit of the several Initial Purchasers, the Company and, to the extent expressed, any person controlling the Company or any of the Initial Purchasers, and the directors and officers of the Company, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Initial Purchasers of the Securities. All of the obligations of the Initial Purchasers hereunder are several and not joint.

                  Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

                  Section 14. Captions. The captions included in this Agreement are included solely for convenience of reference and are not considered to be part of this Agreement.

                  Section 15. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.



                                        Very truly yours,


                                        CSC HOLDINGS, INC.


                                        By /s/ William J. Bell
                                           -------------------------------
                                        Name:  William J. Bell
                                        Title: Vice Chairman

CONFIRMED AND ACCEPTED,
as of the date first above written:

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED

Acting on behalf of itself and the other Initial Purchasers named in Schedule I hereto


By /s/ Eric Federman
   -----------------------------------
   Name:  Eric Federman
   Title: Director, Investment Banking

                                   SCHEDULE I


                      Initial Purchaser
                      -----------------                                         Principal Amount of
                                                                            7 5/8 % Senior Notes due 2011
                                                                            -----------------------------
Banc of America Securities LLC.............................                        $  200,000,000
Bear, Stearns & Co. Inc....................................                           200,000,000
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated................................                           200,000,000
Chase Securities Inc.......................................                            80,000,000
TD Securities (USA) Inc....................................                            80,000,000
BMO Nesbitt Burns Corp.....................................                            30,000,000
BNY Capital Markets, Inc...................................                            30,000,000
Barclays Capital Inc.......................................                            30,000,000
Credit Lyonnais Securities (USA) Inc.......................                            30,000,000
First Union Securities, Inc................................                            30,000,000
Fleet Securities, Inc......................................                            30,000,000
RBC Dominion Securities Corporation........................                            30,000,000
Scotia Capital (USA) Inc. .................................                            30,000,000
                                                                                   --------------
Total......................................................                        $1,000,000,000
                                                                                   ==============

                                   Schedule I

                                   SCHEDULE II



                               CSC HOLDINGS, INC.

                          7 5/8% Senior Notes due 2011

Principal amount to be issued:            $1,000,000,000

Interest rate:                            7 5/8%

Interest accrues from:                    March 22, 2001

Date of maturity:                         April 1, 2011

Redemption Provisions:                    None

Sinking fund requirements:                None

Initial offering price to investors:      99.679% of the principal amount of the Notes plus accrued
                                          interest, if any, from March 22, 2001.

Purchase price:                           98.429% of the principal amount of the Notes plus accrued
                                          interest, if any, from March 22, 2001.

Method of Payment:                        Payment shall be made to the Company in same day federal
                                          funds by wire transfer.

Closing date, time and location:          10:00 A.M., March 22, 2001, at the offices of Shearman &
                                          Sterling, 599 Lexington Avenue, New York, New York 10022.

Listing requirement:                      None

                                   Schedule II

                                  SCHEDULE III

                             RESTRICTED SUBSIDIARIES
                            (* - material subsidiary)


         151 Fulton Street Corporation
         A-R Cable Services - NY, Inc.
         Arsenal MSub 2 Inc.
         Cablevision Area 9 Corporation
         Cablevision Fairfield Corporation
         Cablevision Lightpath, Inc.
         Cablevision MFR, Inc.
         Cablevision of Brookhaven, Inc.
         Cablevision of Brookline, Inc.
         Cablevision of Cleveland G.P., Inc.
         Cablevision of Cleveland L.P., Inc.
         Cablevision of Cleveland, L.P.
         Cablevision of Connecticut Corporation
         Cablevision of Connecticut Limited Partnership
         Cablevision of Hudson County, Inc.
         Cablevision of Litchfield, Inc.
         Cablevision of Monmouth, Inc.
         Cablevision of New Jersey, Inc.
         Cablevision of Newark
         Cablevision of Oakland, Inc.
         Cablevision of Ossining Limited Partnership (f/k/a Cablevision of
             Brookline LP)
         Cablevision of Paterson, Inc.
         Cablevision of Rockland/Ramapo, Inc.
         Cablevision of Southern Westchester, Inc.
         Cablevision of the Midwest Holding, Inc.
         Cablevision of Wappingers Falls, Inc. (f/k/a Cablevision of Boston,
             Inc.)
         Cablevision of Warwick, Inc.
         Cablevision Systems Brookline Corporation
         Cablevision Systems Dutchess Corporation
         Cablevision Systems East Hampton Corporation
         Cablevision Systems Great Neck Corporation
         Cablevision Systems Huntington Corporation
         Cablevision Systems Islip Corporation
         Cablevision Systems Long Island Corporation
        *Cablevision Systems New York City Corporation (f/k/a NYC LP Corp.)
         Cablevision Systems of Southern Connecticut Limited Partnership Cablevision Systems Suffolk Corporation Cablevision Systems Westchester Corporation Communications Development Corporation
         CSC Acquisition - MA, Inc.
         CSC Acquisition - NY, Inc.

                                 Schedule III-1

         CSC Acquisition Corporation
         CSC Gateway Corporation
         CSC TKR, Inc.
         CSC TKR I, Inc.
         KRC/CCC Investment Partnership
         Montague Cable Company, Inc.
         Petra Cablevision Corporation
         Samson Cablevision Corp.
         Suffolk Cable Corporation
         Suffolk Cable of Shelter Island, Inc.
         Suffolk Cable of Smithtown, Inc.
         Telerama, Inc.


                                 Schedule III-2

                                   SCHEDULE IV

                            UNRESTRICTED SUBSIDIARIES
                            (* - material subsidiary)


         AMC II Holding Corporation (1)
         AMC Productions, Inc. (1)
         American Movie Classics Company (1)
         American Movie Classics Holding Corporation (1)
         American Pop, LLC
         American Sports Classics, L.L.C.
         Bravo Company
         Bravo Holding Corporation
         Bravo II Holding Corporation
         Bravo Programming, Inc.
         Cable Networks, Inc.
         Foxwatch Productions, Inc.
         Garden Programming, L.L.C.
         IFC Entertainment LLC
         IFC Films LLC
         IFC Productions I L.L.C.
         IFC Theatres, LLC
        *Madison Square Garden, L.P. (2)
         Madison Square Garden CT, LLC
         Metro Channel, L.L.C.
         Metro Channel Holdings I, LLC
         Metro Channel Holdings II, LLC
         Metro Channel Productions, LLC
         Metro New York LLC
         MSG Aircraft Leasing, LLC
         MSG Boxing, LLC
         MSG Eden Corp.
         MSG Flight Operations, LLC
         MSG/TJF Scarlet Productions, LLC
         MuchMusic U.S.A. Venture
         National Advertising Partners
         National PSNA Holdings I, LLC
         National PSNA Holdings II, LLC
         National Sports Partners
         News 12.com, Inc. (f/k/a Neighborhood News Holdings, Inc.) News 12 Holding Corporation
         News 12 II Holding Corporation
         News 12 New Jersey L.L.C.
         News 12 The Bronx, LLC
         News 12 The Bronx Holding Corporation
         Next Wave Films, L.L.C.

                                 Schedule IV-1

         New England Sea Wolves, L.L.C.
         New York Rangers Enterprises Company
         Prime SportsChannel Networks Associates
         Radio City Networks LLC
         Radio City Networks Holdings I, LLC
         Radio City Networks Holdings II, LLC
         Radio City Productions, L.L.C.
         Radio City Trademarks, L.L.C.
         Rainbow Advertising Holdings, LLC
         Rainbow Advertising Sales Corporation
         Rainbow CT Holdings, Inc.
         Rainbow DBS Holdings, Inc.
         Rainbow Films Holding LLC
         Rainbow Garden Corp.
         Rainbow Media Group, LLC
        *Rainbow Media Holdings, Inc.
        *Rainbow Media Sports Holdings, Inc.
         Rainbow MM Holdings Corporation
         Rainbow MM Holdings II Corporation
         Rainbow National Sports Holdings, LLC
         Rainbow Network Communications
         Rainbow News 12 Company
         Rainbow NJ Holdings, Inc.
         Rainbow NJ Holdings II, Inc.
        *Rainbow Regional Holdings, LLC
         Rainbow Regional Sports News Holdings, LLC
         Rainbow Travel, Inc.
         Rainbow Westchester Holdings, Inc.
         RCE Humbug Productions LLC
         RCE/4KE Productions LLC
         Regional Chicago Holdings, LLC
         Regional Cincinnati Holdings I, LLC
         Regional Cincinnati Holdings II, LLC
        *Regional MSG Holdings, LLC
         Regional NE Holdings I, LLC
         Regional NE Holdings II, LLC
         Regional Ohio Holdings I, LLC
         Regional Ohio Holdings II, LLC
         Regional Pacific Holdings, LLC
        *Regional Programming Partners
         Regional Sports News, LLC
         RNC Holding Corporation
         RNC II Holding Corporation
         Romance Classics Productions, Inc. (1)
         SC America Holding Corporation

                                 Schedule IV-2

         SC Florida Holding Company, L.L.C.
         SC Florida Holding Corporation
         SC Los Angeles Holding Corporation
         Soccer/USA Partners, L.P.
         SportsChannel America Associates
         SportsChannel America Soccer, Inc.
         SportsChannel Associates (2)
         SportsChannel Chicago Associates
         SportsChannel Cincinnati Associates
         SportsChannel Florida Associates
         SportsChannel Florida Holding Company L.L.C.
         SportsChannel Los Angeles Holding Corporation
         SportsChannel New England Limited Partnership
         SportsChannel Ohio Associates
         SportsChannel Pacific Associates
         SportsChannel Ventures, Inc.
         The 31st Street Company, L.L.C.
         The Independent Film Channel LLC
         The Story Channel, Inc.
         WE: Women's Entertainment LLC (f/k/a Romance Classics, LLC) World Cinema, division of Bravo Company
         WSN, LLC

         1070 Jericho Turnpike Corp.
         111 New South Road Corporation
         1111 Stewart Corporation
         1144 Route 109 Corp.
         151 Fulton Street Corporation
         389 Adams Street Corporation
         AC Productions West, Inc.
         AC Productions, Inc.
         ACEP LLC
         American Catholic Enterprises At The Movies Productions East LLC American Catholic Enterprises Chat Productions East LLC
         American Catholic Enterprises Hub Productions East LLC
         American Catholic Enterprises Masters Productions East LLC American Catholic Enterprises News Productions East LLC
         American Catholic Enterprises Productions East LLC
         American Catholic Enterprises Studios Productions East LLC American Catholic LLC
         Boston Holding, LLC
         Boston PCS, LLC
         Cablevision Digital Development, LLC
        *Cablevision Electronics Investments, Inc.
         Cablevision Lightpath - CT, Inc.
         Cablevision Lightpath - MA, Inc.

                                 Schedule IV-2

         Cablevision Lightpath - MI, Inc.
         Cablevision Lightpath - NJ, Inc.
         Cablevision Lightpath - NY, Inc.
         Cablevision Lightpath - OH, Inc.
         Cablevision NYI L.L.C.
         Cablevision PCS Investment, Inc.
         Cablevision PCS Management, Inc.
         Cablevision Real Estate Corporation
         Cleveland Holding, LLC
         Cleveland PCS Realty, LLC
         Cleveland PCS, LLC
         Coram Route 112 Corporation
        *CCG Holdings, Inc.
         CCC Cobble Hill Cinema Corp.
         CCC Franklin Square Cinema Corp.
         CSC @Security Holding, LLC
         CSC At Home Holding Corporation
         CSC Charter Holdings I, Inc.
         CSC Charter Holdings II, Inc.
         CSC Charter Holdings III, Inc.
         CSC Investments, Inc.
         CSC Leapfrog Holdings, LLC
         CSC MA Holdings I, Inc.
         CSC MA Holdings II, Inc.
         CSC MA Holdings III, Inc.
         CSC Metro Cinema LLC
         CSC Nassau, Inc.
         CSC Ohio Holdings I, Inc.
         CSC Ohio Holdings II, Inc.
         CSC Ohio Holdings III, Inc.
         CSC Sterling Holdings, LLC
         CSC Technology, Inc. (f/k/a CSC Realty, Inc.)
         CSC Transport, Inc.
         CSC Transport II, Inc.
         CSC Transport III, Inc.
         ECC Holding Corporation
         Frowein Road Corporation
         Knollwood Development Corp.
         Missouri Cable Partners, L.P.
         NCC LP Corp.
         New York PCS Holding, LLC
         New York PCS, LLC
         Northcoast Communications, L.L.C.
         PVI Holding, LLC
         Sterling Digital LLC
         The New York Interconnect L.L.C.

                                 Schedule IV-4

         U.S. Cable Television Group, L.P.
         V-C Mo. G.P., Inc.

-------------------
1 Shares of AMC Productions, Inc., Romance Classics Productions, Inc. and partnership interests in American Movie Classics Company held by AMC II Holding Corporation ("AMC II") and American Movie Classics Holdings Corporation ("AMCHC") are pledged to Toronto-Dominion under the terms of a Stock Pledge Agreement, dated as of April 2, 1997, between American Movie Classics Holding Company and Toronto-Dominion (Texas), Inc., as agent for the Banks and a Partners Pledge Agreement, dated as of April 2, 1997, by and between AMC II and AMCHC and Toronto Dominion (Texas), Inc.

2 All of the capital stock, partnership interests or limited liability company interests are pledged under the Credit Party Pledge Agreement, dated as of June 6, 1997 to the Madison Square Garden, L.P. Credit Agreement.


                                 Schedule IV-5

                                    EXHIBIT A

                      Form of Registration Rights Agreement

                                    EXHIBIT B

                                 March 15, 2001


                  MATTERS TO BE COVERED BY LETTER OR LETTERS OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                  KPMG LLP shall have furnished to you the following letter or letters (in each case in form and substance satisfactory to you):

                  (1)      At the date hereof, a letter to the effect that:

                           (a) they are independent accountants with respect to
                  the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published 1933 Act Regulations;

                           (b) in their opinion, except as disclosed in the
                  Offering Memorandum, the audited consolidated financial statements and the related financial statement schedules of the Company and its subsidiaries included or incorporated by reference in such annual report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-K and the related published 1934 Act Regulations; and

                           (c) in addition to their examinations, inspections,
                  inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-K and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

                  (2) At the date hereof, a letter with respect to each of the Company's quarterly reports on Form 10-Q (each a "10-Q Letter") filed prior to the date hereof and subsequent to the Company's most recently filed annual report on Form 10-K, to the effect that:

                           (a) they reaffirm as of the date of such letter (and
                  as though made on the date of such letter) all statements made in the 10-K Letter, except that the procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of such 10-Q Letter;

                           (b) on the basis of procedures (but not an
                  examination in accordance with generally accepted auditing standards) consisting of:

                                    (i) a reading of minutes of all meetings of
                           the stockholders and directors of the Company and its subsidiaries and the Pricing Committee of the Company's Board of Directors and any subsidiary committees from

                                    (ii) the date of the latest audited
                           consolidated financial statements to the specified date referred to in Section 2(a);

                                    (iii) a reading of the unaudited condensed
                           consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the quarterly report on Form 10-Q dated the date of such 10-Q Letter;

                                    (iv) inquiries of certain officials of the
                           Company and its subsidiaries; and

                  nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements included or incorporated by reference in such quarterly report on Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act as it applies to Form 10-Q and the related published 1934 Act Regulations or that any material modifications should be made to the unaudited condensed consolidated financial statements included or incorporated by reference in such quarterly report for them to be in conformity with generally accepted accounting principles, except as disclosed in the notes to such unaudited condensed consolidated financial statements or as otherwise described in such 10-Q Letter;

                           (c) in addition to their examinations, inspections,
                  inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the Form 10-Q and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting records of the Company and its subsidiaries.

                  (3) At the Closing Time, a letter dated the Closing Time (the "Closing Letter"), to the effect that:

                           (a) they reaffirm as of the date of the Closing
                  Letter (and as though made on the date of the Closing Letter) all statements made in the 10-K Letter and in each 10-Q Letter, if any, except that the procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of the Closing Letter; and

                           (b) based on the procedures set forth in Section 2(b)
                  (but carried out to the specified date referred to in Section 3(a)), nothing came to their attention that caused them to believe that, from the date of the latest balance sheet of the Company and its subsidiaries included or incorporated by reference in the Prospectus to such specified date, there were any increases or decreases in financial statement amounts specified by you as they have agreed to perform.

                                      B-2